UNITED STATES

             SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C.  20549

                          FORM 8-K

                       CURRENT REPORT


           Pursuant to Section 13 or 15(d) of The
               Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)  May 13, 2003
                                                  -------------


                             ROUNDY'S, INC.
           ----------------------------------------------------
          (Exact name of registrant as specified in its charter)



            Wisconsin                   002-94984     39-0854535
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(State or other jurisdiction         (Commission     (IRS Employer
    of Incorporation)                File Number)   Identification No.)



       23000 Roundy Drive, Pewaukee, Wisconsin      53072
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     (Address of principal executive offices)     (Zip Code)



Registrant's telephone number, including area code  (262) 953-7999
                                                    ---------------------


                                   NONE
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   (Former name or former address, if changed since last report.)










Item 5.  Other Events
----------------------
On May 5, 2003, the Registrant issued a press release announcing that it has entered into a definitive agreement to acquire 31 Rainbow Food Stores in the Minneapolis-St.
Paul, Minnesota metropolitan area. A copy of the press release is attached as Exhibit 99.1




                         SIGNATURES
                         ----------
     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              ROUNDY'S, INC.
                              ---------------
                              (Registrant)



Date:         May 13, 2003    BY /s/DARREN W. KARST
              ------------        ---------------------
                              Darren W. Karst
                              Executive Vice President
                              and Chief Financial Officer

Exhibit 99.1


                 P R E S S    R E L E A S E



Roundy's, Inc. Contacts:             Minneapolis
Contact:
Financial:  Edward G. Kitz           Wanda Blair
           (262) 953-7999           (651) 307-1159

Media: Lynn Guyer
       (262) 953-6080


FOR IMMEDIATE RELEASE

     Roundy's, Inc. to Purchase 31 Rainbow Foods Stores
 Fleming Agreement Extends Roundy's Reach into Minneapolis-St. Paul

Pewaukee, WI-May 5, 2003-Roundy's, Inc. announced that it has signed an agreement to purchase the assets of 31 Rainbow Foods stores from the Fleming Companies, Inc. Thirty stores are located in the Minneapolis-St. Paul metropolitan area and one store is located near Schofield, Wisconsin. In addition, Roundy's will hire all of the employees currently employed at those 31 stores. The aggregate consideration to be paid for the transaction is $42.5 million, plus the value of store inventories (estimated at approximately $40 million) and the assumption of capitalized leases of approximately $36 million.

"This acquisition represents a natural extension of our retail grocery business and we are pleased to have the opportunity to revitalize the Rainbow shopping experience for discerning customers in the Minneapolis-St. Paul market," commented Robert A. Mariano, Chairman and CEO of
Roundy's. We are happy to be able to join these stores with Roundy's 80 company owned stores, which will provide the associates of Rainbow with a stable platform on which to continue to grow the Rainbow business."

The transaction, which is expected to be completed within the next 60 days, is subject to approval by the U.S. Bankruptcy Court in Wilmington, Delaware and other customary regulatory approvals and closing conditions.
Roundy's, Inc. is one of the nation's oldest and largest food wholesale and retail companies. Founded in 1872, Roundy's, Inc. today is a company approaching $4 billion in annual sales, supplying over 800 supermarkets in fourteen states from eight distribution centers. In addition, Roundy's, Inc. is the leading retail supermarket chain in Wisconsin operating more than 80 stores as Pick 'n Save and Copps Food Centers. The company employs over 14,000 associates throughout its entire network and is owned by investment funds controlled by Willis Stein & Partners, which is based in Chicago.